EXHIBIT 3.1.1



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IEC FUNDING CORP.

                                    * * * *

                                January 30, 1998

     IEC FUNDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of IEC Funding Corp. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

                                 ARTICLE FIRST

     The Name of the Corporation is ESI Tractebel Funding Corp. (the "Corporation").

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the holders of common stock of the Corporation.


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                                       2

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed as of the date first above written by its Vice President, who hereby affirms and acknowledges, under the penalty of perjury, that this certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                       IEC FUNDING CORP.


                                       By: /s/ Glenn E. Smith
                                           -----------------------------
                                           Name:  Glenn E. Smith
                                           Title: Vice President



                  [Signature page to Certificate of Amendment
              of Certificate of Incorporation of IEC Funding Corp.]